Exhibit 5.1

1095 Avenue of the Americas New York, NY 10036-6797 +1 212 698 3500 Main +1 212 698 3599 Fax www.dechert.com

December 23, 2025

Femasys Inc.
3950 Johns Creek Court, Suite 100
Suwanee, Georgia

Re: Prospectus Supplement to Registration Statement on Form S-3

Dear Ladies and Gentlemen:

We have acted as counsel to Femasys Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale of up to $9,800,000 of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) that may be issued and sold under the Equity Distribution Agreement, dated as of July 1, 2022, between the Company and Piper Sandler & Co. (such agreement, the “Equity Distribution Agreement”, and such shares the “Shares”) in an offering pursuant to the Registration Statement on Form S-3 (File No. 333-288527) (the “Registration Statement”), which was originally filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on July 3, 2025, and was declared effective on December 9, 2025, and the related prospectus contained therein, dated December 9, 2025 (the “Base Prospectus”), and the prospectus supplement relating to the Shares, dated December 23, 2025 (the “Prospectus Supplement,” and, together with the Base Prospectus, the “Prospectus”). The Prospectus Supplement relating to the Shares was filed with the Commission pursuant to Rule 424(b) under the Securities Act on December 23, 2025. All of the Shares are to be sold by the Company as described in the Registration Statement and the Prospectus.

In connection with this opinion (this “Opinion”), we have examined originals or copies (in each case signed, certified or otherwise proven to our satisfaction to be genuine) of: (i) the Registration Statement and the Prospectus; (ii) the Company’s Eleventh Amended and Restated Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on June 22, 2021 (as amended to date); (iii) the Company’s Amended and Restated Bylaws, effective as of June 22, 2021, and the Company’s First Amendment to the Amended and Restated Bylaws, effective as of March 29, 2023, as may be amended and restated from time to time; (iv) the Equity Distribution Agreement; (v) resolutions of the board of directors of the Company, evidencing corporate action of the Company authorizing the issuance and sale of the Shares; and (vi) a certificate of an officer of the Company as to matters of fact material to this Opinion.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, and the conformity to original documents of all documents submitted to us as copies, the legal capacity of natural persons who are signatories to the documents examined by us and the legal power and authority of all persons signing on behalf of parties (other than the Company) to all documents.

We have further assumed that the Shares will be issued and sold in the manner stated in the Registration Statement and the Prospectus, and in compliance with the applicable provisions of the Act and the rules and regulations of the Commission thereunder and the securities or blue sky laws of various states and the terms and conditions of the Equity Distribution Agreement.

Our opinions set forth herein are based solely upon the laws of the State of New York and the General Corporation Law of the State of Delaware as in effect on the date hereof, and we express no opinion with respect to any other laws, rules or regulations (including, without limitation, the application of the securities or “Blue Sky” laws of any state to the offer and/or sale of the Shares).

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Shares have been duly authorized for issuance by the Company and, when the Shares have been (i) duly issued and sold in accordance with the Registration Statement and the Prospectus and (ii) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor in accordance with the terms of the Equity Distribution Agreement and at a price per share not less than the par value of the Common Stock, the Shares will be will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this Opinion as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission on December 23, 2025 and as an exhibit to any application under the securities or other laws of any state of the United States which relate to the offer and sale of the Shares. We further consent to the use of our name under the heading “Legal Matters” in the Prospectus Supplement related to the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

This Opinion is furnished to you in connection with the closing of the offer and sale of the Shares and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph. This Opinion is furnished as of the date hereof and we disclaim any undertaking to update this Opinion after the date hereof or to advise you of any subsequent changes of the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Dechert LLP

Dechert LLP